          As filed with the Securities and Exchange Commission on July 27, 1998
                                                       Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                              --------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        under
                              The Securities Act of 1933

                              --------------------------

                                    PERCLOSE, INC.
                (Exact name of Registrant as specified in its charter)

                              --------------------------

          DELAWARE                                          94-3154669
  --------------------------                           ----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                                 199 JEFFERSON DRIVE
                                 MENLO PARK, CA 94025
                       (Address of principal executive offices)

                              --------------------------

                                   1997 STOCK PLAN

                              (Full title of the plans)

                              --------------------------

                                 HENRY A. PLAIN, JR.
                        CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                    PERCLOSE, INC.
                                 199 JEFFERSON DRIVE
                                 MENLO PARK, CA 94025
                                    (650) 473-3100
(Name, address and telephone number, including area code, of agent for service)

                              --------------------------

                                       Copy to:
                             CHRISTOPHER D. MITCHELL, ESQ.
                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION
                                  650 PAGE MILL ROAD
                               PALO ALTO, CA 94304-1050
                                    (650) 493-9300

                              --------------------------

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
                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                                   PROPOSED       PROPOSED
    TITLE OF                     MAXIMUM            MAXIMUM        MAXIMUM
   SECURITIES                     AMOUNT           OFFERING       AGGREGATE     AMOUNT OF
     TO BE                        TO BE            PRICE PER      OFFERING     REGISTRATION
   REGISTERED                   REGISTERED           SHARE          PRICE          FEE
-------------------------------------------------------------------------------------------
Common Stock (1)
   $0.001 par value ........  540,227 shares(2)    $27.00        $14,586,129    $4,303(3)

(1) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(2) Represents shares issuable upon exercise of options that have not yet been granted under the Registrant's 1997 Stock Plan as of the date of this Registration Statement.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq National Market on July 21, 1998.

                                    PERCLOSE, INC.
                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (1) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, on June 16, 1998.

     (2) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 29, 1995.

     (3) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on January 28, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (4) All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of the date of this Registration Statement, members of Wilson Sonsini Goodrich & Rosati, Professional Corporation who have represented the Registrant in connection with this registration, beneficially own 3,005 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant has adopted provisions in its Certificate of Incorporation that limit the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant entered into indemnification agreements with its executive officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). These agreements also indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8.   EXHIBITS.

     Exhibit
     Number                              Description
     -------        ---------------------------------------------------------
     4.1(1)         1997 Stock Plan and form of agreement thereunder.
     5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation as to the legality of securities being
                    registered.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1 hereto).
     24.1           Power of Attorney (see page II-4).
___________________________

     (1) Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

ITEM 9.   UNDERTAKINGS.

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act or 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Perclose Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on this 27th day of July, 1998.

                                   PERCLOSE, INC.

                                   By: /s/ Henry A. Plain, Jr.
                                       --------------------------------------
                                        Henry A. Plain, Jr.
                                        Chief Executive Officer and President


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry A. Plain, Jr. and Kenneth E. Ludlum, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                   Title                    Date
-----------------------            ---------------------------------  -------------
/s/ Henry A. Plain, Jr.            President, Chief Executive         July 27, 1998
-----------------------            Officer and Director
(Henry A. Plain, Jr.)              (Principal Executive Officer)


/s/ Kenneth E. Ludlum              Vice President Finance             July 27, 1998
-----------------------            and Administration, Chief
(Kenneth E. Ludlum)                Financial Officer (Principal
                                   Financial and Accounting Officer)

/s/ Serge Lashutka                 Director                           July 27, 1998
-----------------------
(Serge Lashutka)

/s/ Vaughn D. Bryson               Director                           July 27, 1998
-----------------------
(Vaughn D. Bryson)

/s/ Michael L. Eagle               Director                           July 27, 1998
-----------------------
(Michael L. Eagle)

/s/ John B. Simpson, Ph.D., M.D.   Director                           July 27, 1998
-----------------------
(John B. Simpson, Ph.D., M.D.)

/s/ James W. Vetter, M.D.          Director                           July 27, 1998
-----------------------
(James W. Vetter, M.D.)

/s/ Mark A. Wan                    Director                           July 27, 1998
-----------------------
(Mark A. Wan)

                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


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                                   EXHIBITS

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                      Registration Statement on Form S-8

                                PERCLOSE, INC.

                                 July 27, 1998

                              INDEX TO EXHIBITS


     Exhibit
     Number                          Description
     ------         ---------------------------------------------------
     4.1(1)         1997 Stock Plan and form of agreement thereunder.
     5.1            Opinion of Wilson Sonsini Goodrich & Rosati,
                    Professional Corporation as to the legality of
                    securities being registered.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Wilson Sonsini Goodrich & Rosati,
                    Professional Corporation (contained in Exhibit 5.1
                    hereto).
     24.1           Power of Attorney (see page II-4).
_______________________________

(1) Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.